UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report: January 17, 2017

TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments.

As previously disclosed, the Registrant is engaged in a multi-year program to evaluate and, where appropriate, upgrade and/or replace certain of its information systems. As part of this program, the Registrant identified opportunities to enhance its finished goods inventory management and merchandising capabilities, and began development efforts to replace certain of its existing systems and provide these enhanced capabilities. The Registrant recently completed an assessment of the replacement system under development to evaluate whether the continued development of this system would deliver sufficiently improved operating capabilities. Following the completion of this assessment, on January 16, 2017 the Registrant concluded that the development of this system should be modified such that the finished goods inventory management and merchandising capabilities that were intended to be delivered utilizing this new system will instead be delivered through further development of the Registrant’s current Enterprise Resource Planning system and continued implementation of a new order management system. Accordingly, the Registrant has evaluated the costs capitalized for the development of the replacement system for impairment in accordance with its policy on the review of long-lived assets, and has determined that approximately $25 million of such capitalized costs will not have future benefit to the Registrant. As such, the Registrant will record a pre-tax impairment charge of approximately $25 million as a component of Selling, General and Administrative expenses in the fourth quarter of fiscal 2016. The Registrant does not expect that any amount of this impairment charge will result in current or future cash expenditures.

The Registrant’s multi-year program to evaluate and, where appropriate, upgrade and/or replace certain of its information systems is ongoing and, as previously disclosed, may require significant capital expenditures and dedication of resources in both current and future periods.

Item 7.01	Regulation FD Disclosure.

On January 17, 2017, the Registrant issued a news release announcing its unaudited sales results for the period from November 1 to December 31, 2016. A copy of the January 17, 2017 news release announcing these sales results is attached hereto as Exhibit 99.1 to this Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information set forth under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.

Item 8.01	Other Events.

On January 17, 2017, the Registrant issued a news release announcing that Reed Krakoff will become Chief Artistic Officer of Tiffany and Company (“Tiffany”), a wholly owned subsidiary of the Registrant, effective February 1, 2017. The news release further announced that Francesca Amfitheatrof, currently Design Director for Tiffany, will be leaving the organization to pursue other opportunities. A copy of the January 17, 2017 news release announcing these developments is attached hereto as Exhibit 99.2 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	News Release dated January 17, 2017.

99.2	News Release, dated January 17, 2017.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning, among other matters, the Registrant’s intention to modify its information system development efforts to enhance its existing finished goods inventory management and merchandising capabilities, the Registrant’s intention to record an impairment charge in respect of the costs capitalized for the development of the replacement system referenced above, the Registrant’s expectation that such impairment charge will not result in any current or future cash expenditures, and the Registrant’s expectation that its multi-year program to evaluate and, where appropriate, upgrade and/or replace certain of its information systems may require significant capital expenditures and dedication of resources in both current and future periods.

Forward-looking statements generally can be identified by the use of words such as “expects,” “projects,” “anticipates,” “assumes,” “forecasts,” “plans,” “believes,” intends,” “estimates,” “pursues,” “continues,” “outlook,” “may,” “will,” “can,” “should” and variations of such words and similar expressions. These forward-looking statements are based on management’s current view and plans, speak only as of the date on which they are made and are subject to a number of risks and uncertainties, many of which are outside of the Registrant’s control. Actual results could therefore differ materially from the planned, assumed, or expected results expressed in, or implied by, these forward-looking statements.

The Registrant has disclosed important factors that it believes could cause actual results to differ materially from any forward-looking statements under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registrant’s most recent quarterly report on Form 10-Q. Readers of these documents should consider the risks, uncertainties and factors outlined therein in evaluating, and are cautioned not to place undue reliance on, the forward-looking statements contained in this Current Report on Form 8-K. The Registrant undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law or regulation.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
(Registrant)

By: /s/ Leigh M. Harlan
Leigh M. Harlan
Senior Vice President, Secretary
and General Counsel
Date: January 17, 2017

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release, dated January 17, 2017.

99.2	News Release, dated January 17, 2017.